UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As of April 26, 2007, 3D Systems Corporation (the “Company”) entered into the Fifth Amendment to Loan and Security Agreement (“Amendment No. 5”) with Silicon Valley Bank (the “Bank”), 3D Systems, Inc. and the other parties thereto pursuant to which the parties agreed to amend certain provisions of the Loan and Security Agreement (the “Loan and Security Agreement”) dated as of June 30, 2004 (as previously amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4) relating to the credit facility between the Company and the Bank.

Amendment No. 5 provides that the Bank agreed to waive the Company’s non-compliance with certain of the financial covenants under the Loan and Security Agreement as of December 31, 2006, including the quick ratio and minimum EBITDA covenant, certain of the financial covenants were agreed to be modified for periods ending after December 31, 2006, and the parties agreed that all borrowings under the agreement would be subject to a borrowing base tied to the Company’s accounts receivable and that borrowing margins for prime-rate loans would be 100 basis points for such loans and that borrowing margins for LIBOR-rate loans would be 325 basis points for such loans.  The Company paid the Bank a $20,000 fee in connection with this amendment.

The foregoing summary is subject to and qualified in its entirety by the terms of the Amendment No. 5 attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                                                   Fifth Amendment to Loan and Security Agreement dated as of April 26, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: April 27, 2007
	By	/s/ Robert M. Grace, Jr.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement dated as of April 26, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.